Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-60381) pertaining to Spartech Corporation 401(k) Savings & Investment Plan of our report dated June 23, 2008, with respect to the financial statements and supplemental schedule of the Spartech Corporation 401(k) Savings & Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
St. Louis, Missouri
June 23, 2008